UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2024

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nicholas Vita Departure

On January 15, 2024, Nicholas Vita retired from his position as Chief Executive Officer of The Cannabist Company Holdings Inc., a British Columbia corporation (the “Company”). Mr. Vita will continue to serve as a director of the Company. Separation arrangements with Mr. Vita will be disclosed when finalized.

David Hart Appointment

On January 15, 2024, David Hart was appointed Chief Executive Officer of the Company.

Mr. Hart, age 47, was appointed President and Chief Operating Officer of the Company on July 31, 2023. Mr. Hart joined the Company in 2016 as Chief Risk Officer and became Chief Operating Officer in 2018. Prior to joining the Company, Mr. Hart served as Chief Operating Officer of Abyrx, a venture capital backed medical device company. Prior to his time at Abyrx, Mr. Hart was Chief Financial Officer and Chief Investment Officer at Alpine Capital, a family investment office for the Ranawat Orthopedic Group at the Hospital for Special Surgery. Mr. Hart started his career in financial services at Thomas Weisel Partners and Duff & Phelps. Mr. Hart has an MBA from Columbia University and is a graduate of Duke University.

On January 15, 2024, the Company entered into a second amendment (the “Amendment”) to the employment agreement between the Company and Mr. Hart, dated April 26, 2019, as amended on January 1, 2022. Pursuant to the Amendment, Mr. Hart will receive a base salary of $500,000 and has a target bonus percentage of 100%, with his current target annual equity grant to be determined by the compensation committee of the board of the Company.

The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

There is no family relationship between Mr. Hart and any director or executive officer of the Company. There are no related party transactions with regard to Mr. Hart reportable under Item 404(a) of Regulation S-K.

Jesse Channon Appointment

On January 15, 2024, Jesse Channon was appointed President of the Company.

Mr. Channon, age 39, joined the Company in December 2019 as Chief Growth Officer. Prior to joining the Company, Mr. Channon was a member of the founding team at PageLever, a Y Combinator-backed company, where he oversaw all revenue and partnerships, working with companies such as YouTube, Microsoft, Intel and Toyota to build one of the first real-time applications on Facebook’s API and earning certification in the first wave of Preferred Marketing Developers. In 2013, PageLever sold to Unified, a New York City-based Ad Tech company, where Mr. Channon spent six years on the senior management team. After Unified, Mr. Channon served as Chief Revenue Officer for Social Native, a custom content marketplace, until October 2019. Mr. Channon also serves on the Entrepreneurship Advisory Board for the Harbert School of Business at his alma mater Auburn University.

There is no family relationship between Mr. Channon and any director or executive officer of the Company. There are no related party transactions with regard to Mr. Channon reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 dated January 15, 2024 to Employment Agreement between The Cannabist Company Holdings Inc. and David J. Hart

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: January 19, 2024